UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2018

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Departure of Officer

Kevin Smith, the Senior Vice President of Sales at Lannett Company, Inc. (the “Company”), will terminate his employment with the Company effective June 30, 2018.  The termination of Mr. Smith’s employment will be deemed to be a termination by Mr. Smith for Good Reason, as such term is defined in the Amended and Restated Employment Agreement between the Company and Mr. Smith dated as of December 31, 2012, a copy of which was filed as Exhibit 10.22 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on January 3, 2013.

(e)                                  Compensatory Arrangement

The Company entered into a Separation Agreement and General Release with Mr. Smith dated June 20, 2018 and effective as of June 30, 2018 (the “Separation Agreement”), pursuant to which Mr. Smith will receive 21 months base salary, a cash bonus for the current fiscal year of the Company in the amount of $444,000, continued medical benefits for a period of 18 months and vesting of all outstanding and unvested equity award grants, and pursuant to which he has granted the Company expanded restrictive covenants.

The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.51 hereto, and is incorporated herein by reference.

Item 9.01                    FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

10.51	Separation Agreement and General Release by and between Kevin Smith and Lannett Company, Inc. dated June 20, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: June 22, 2018